EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Universal Forest Products, Inc.
Employees’ Profit Sharing and 401(k) Retirement Plan
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-84632) of Universal Forest Products, Inc. of our report dated June 8, 2012, relating to the financial statements and supplemental schedule of Universal Forest Products, Inc. Employees’ Profit Sharing and 401(k) Retirement Plan which appear in this Form 11-K.

/s/BDO USA, LLP

Grand Rapids, Michigan
June 8, 2012